EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 2 of Registration Statement No. 333-212268 on Form S-1 of our report dated June 27, 2016 with respect to the audited financial statements of Caro Holdings Inc. for the period from March 29, 2016 (inception) through March 31, 2016. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

August 29, 2016